UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 27, 2011

Cognex Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 27, 2011, Cognex Corporation (the “Company”) held a Special Meeting of Shareholders in lieu of the 2011 Annual Meeting (the “Meeting”).  As of the record date for the Meeting, there were 41,458,555 shares of common stock of the Company outstanding and entitled to vote.  The 38,381,789 shares represented at the Meeting were voted as follows:

1.
The election of Robert J. Shillman, Jerald G. Fishman and Theodor Krantz as Directors to serve for a term ending in 2014, and the election of Robert J. Willett as Director to serve for a term ending in 2013.  Each nominee for director was elected by a vote of the shareholders as follows:

			Broker
	For	Withhold	Non-Votes

Robert J. Shillman	31,621,465	2,638,719	4,121,605
Jerald G. Fishman	32,620,817	1,639,367	4,121,605
Theodor Krantz	33,368,042	892,142	4,121,605
Robert J. Willett	32,653,827	1,606,357	4,121,605

2.	To vote on a non-binding advisory proposal regarding the compensation for the Company’s named executive officers (“say-on-pay”). The proposal was approved by a vote of the shareholders as follows:

For	33,167,780
Against	1,064,178
Abstain	28,226
Broker Non-Votes	4,121,605

3.	To vote on a non-binding advisory proposal regarding the frequency of “say-on-pay” proposals. The voting results on this proposal were as follows:

Annual	23,262,733
Biennial	943,508
Triennial	10,018,715
Abstain	35,228
Broker Non-Votes	4,121,605

4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2011. The proposal was approved by a vote of the shareholders as follows:

For	38,324,779
Against	28,311
Abstain	28,699
Broker Non-Votes	0

No other matters were voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date: April 27, 2011	By: /s/Richard A. Morin
	Name:	Richard A. Morin
	Title:	Executive Vice President of Finance and Administration and Chief Financial Officer